  As filed with the Securities and Exchange Commission on January 29, 1999.

                                                              File No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------
                             REGISTRATION STATEMENT
                                      ON
                                   FORM S-8
                                     UNDER
                           THE SECURITIES ACT OF 1933
                        --------------------------------

                            FIRST CHARTER CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

             NORTH CAROLINA                                  56-1355866
    (State or Other Jurisdiction of                       (I.R.S. Employer
     Incorporation or Organization)                    Identification Number)

                              22 UNION STREET NORTH
                          CONCORD, NORTH CAROLINA 28025
                                 (704) 786-3300
    (Address, including zip code, and telephone number of Principal Executive
                                    Offices)

                     HFNC FINANCIAL CORP. STOCK OPTION PLAN
                            (Full Title of the Plan)

                              LAWRENCE M. KIMBROUGH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            FIRST CHARTER CORPORATION
                              22 UNION STREET NORTH
                          CONCORD, NORTH CAROLINA 28025
                                 (704) 786-3300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                               FRANK M. CONNER III
                                ALSTON & BIRD LLP
                          601 PENNSYLVANIA AVENUE, N.W.
                           NORTH BUILDING, 11TH FLOOR
                             WASHINGTON, D.C. 20004
                            TELEPHONE: (202) 756-3303
                            -------------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
 Title of Securities To Be          Amount to be     Proposed Maximum Offering    Proposed Maximum Aggregate      Amount of
        Registered                   Registered          Price Per Share (1)          Offering Price (1)       Registration Fee (1)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value            886,231 shares        $17.875                     $15,841,379                $4,404
===================================================================================================================================

 (1) This Registration Statement on Form S-8 filed by First Charter Corporation (the "Registrant") relates to 886,231 shares of the Registrant's common stock, of which 880,935 shares were previously registered on the Registrant's Registration Statement on Form S-4 (File No. 333-60449). As a result, the Registrant is delivering a filing fee in the amount of $26.32 for the additional 5,296 shares being registered herein, which is computed pursuant to Rule 457 under the Securities Act of 1933, as amended.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       The documents constituting Part I of this Registration Statement will be sent or given to optionees, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information, should be directed to James W. Townsend, Jr., Corporate Secretary, at First Charter Corporation, 22 Union Street North, Concord, North Carolina 28025; telephone number (704) 786-3300.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

       (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

       (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998.

       (3) The Registrant's Current Reports on Form 8-K dated April 15, 1998, May 28, 1998 (as amended on Form 8-K/A-1, filed on August 4, 1998, Form 8-K/A-2, filed on September 10, 1998, and Form 8-K/A-3, filed on October 1, 1998), July 10, 1998, July 17, 1998, October 1, 1998, October 23, 1998, December 2, 1998,
January 11, 1999 (which includes restated supplemental consolidated financial statements of the Registrant, giving effect to the Registrant's merger with HFNC Financial Corp.), and January 15, 1999.

       (4) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997.

       (5) The description of Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

       All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

       Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

       In accordance with the provisions of the North Carolina Business Corporation Act (the "NCBCA"), the Registrant's Amended and Restated Articles of Incorporation (the "Registrant's Articles") and the Registrant's Bylaws provide that, in addition to the indemnification of directors and officers otherwise provided by the North Carolina Business Corporation Act (the "NCBCA"), the Registrant shall, under certain circumstances, indemnify its directors, executive officers and certain other designated officers against any and all liability and expenses, including reasonable attorneys' fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the Registrant itself) arising out of their status or activities as directors and officers, except for liability or litigation expense incurred on account of activities of such person which at the time taken were known or believed by such person to be clearly in conflict with the best interests of the Registrant. The Registrant's Bylaws further provide that the Registrant shall also indemnify such person for reasonable costs, expenses and attorneys' fees incurred in connection with the enforcement of the rights to indemnification granted in the Bylaws, if it is determined in accordance with the procedures set forth in the Bylaws that such person is entitled to indemnification thereunder. Pursuant to such bylaw and as authorized by statute, the Registrant maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the bylaw or otherwise. In addition, the Registrant's Articles prevent the recovery by the Registrant or any of its shareholders of monetary damages against its directors to the fullest extent permitted by the NCBCA.

       In addition to the above-described provisions, Sections 55-8-50 through 55-8-58 of the NCBCA contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a current or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed (x) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation and(y) in all other cases his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on basis that personal benefit was improperly received by him. The above standard of conduct is determined by the Board of Directors or a committee thereof or special legal counsel or the shareholders as prescribed in
Section 55-8-55.

        Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful, on the merits or otherwise, in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the court determines that he is entitled to mandatory indemnification under
Section 55-8-52, in which case the court shall also order the corporation to pay the reasonable expenses incurred to obtain court-ordered indemnification or if he is adjudged fairly and reasonably so entitled in view of all relevant circumstances under Section 55-8-54. Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent, consistent with public policy, as a director or as otherwise set forth in the Corporation's articles of incorporation or bylaws or by resolution of the Board of Directors or contact.

        In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

        The exhibits included as part of this Registration Statement are as follows:

             Exhibit Number                                     Description
             --------------                                     -----------
                   5.1           Opinion of Alston & Bird LLP

                  23.1           Consent of Alston & Bird LLP (included in Exhibit 5.1)

                  23.2           Consent of KPMG LLP

                  24.1           Power of Attorney (included on the signature page contained in Part II hereof)

ITEM 9. UNDERTAKINGS

        (a)    The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Articles of Incorporation, Bylaws or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of North Carolina, on January 27, 1999.

                                        FIRST CHARTER CORPORATION
                                        (Registrant)

                                        By: /s/ LAWRENCE M. KIMBROUGH
                                           ------------------------------
                                           Lawrence M. Kimbrough
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of First Charter Corporation, a North Carolina corporation, for such person and not for one another, does hereby constitute and appoint Lawrence M. Kimbrough and Robert O. Bratton, and each of them, a true and lawful attorney in such person's name, place and stead, in any and all capacities, to sign such person's name to any and all amendments, including post-effective amendments, to this Registration Statement, and to sign a Registration Statement pursuant to
Section 462(b) of the Securities Act of 1933, and to cause the same (together with all Exhibits thereto) to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for such person hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

         SIGNATURE                                 CAPACITY                                 DATE
         ---------                                 --------                                 ----
         /s/
----------------------------           President, Chief Executive Officer           January 27, 1999
Lawrence M. Kimbrough                  and Director
                                       (Principal Executive Officer)

         /s/
----------------------------           Executive Vice President                     January 27, 1999
Robert O. Bratton                      Chief Operating Officer, and
                                       Chief Financial Officer
                                       (Principal Financial Officer and
                                       Principal Accounting Officer)

         /s/
----------------------------           Director                                     January 27, 1999
William R. Black

          /s/
----------------------------           Director                                     January 27, 1999
Ray W. Bradley, Jr.

          /s/
----------------------------           Director                                     January 27, 1999
Michael R. Coltrane

          /s/
----------------------------           Director                                     January 27, 1999
J. Roy Davis, Jr.

          /s/
----------------------------           Director                                     January 27, 1999
T. Carl Dedmon

          /s/
----------------------------           Director                                     January 27, 1999
John J. Godbold, Jr.

          /s/
----------------------------           Director                                     January 27, 1999
H. Clark Goodwin

          /s/
----------------------------           Director                                     January 27, 1999
Charles F. Harry, III

          /s/
----------------------------           Director                                     January 27, 1999
Frank H. Hawfield, Jr.

          /s/
----------------------------           Director                                     January 27, 1999
J. Knox Hillman, Jr.

          /s/
----------------------------           Director                                     January 27, 1999
Joe M. Logan

          /s/
----------------------------           Director                                     January 27, 1999
John M. McCaskill


----------------------------           Director                                     ____________, 1999
Jerry E. McGee

          /s/
----------------------------           Director                                     January 27, 1999
Hugh H. Morrison

          /s/
----------------------------           Director                                     January 27, 1999
Thomas R. Revels

          /s/
----------------------------           Director                                     January 27, 1999
W. E. Royal

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

             Exhibit Number                                     Description
             --------------                                     -----------
                   5.1           Opinion of Alston & Bird LLP

                  23.1           Consent of Alston & Bird LLP (included in Exhibit 5.1)

                  23.2           Consent of KPMG LLP

                  24.1           Power of Attorney (included on the signature page contained in Part II hereof)